Exhibit 10.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

OREGON DIVISION OF FINANCE AND CORPORATE SECURITIES

SALEM, OREGON

)
In the Matter of	)
	)	ORDER TO CEASE AND DESIST
WEST COAST BANK	)
LAKE OSWEGO, OREGON	)	FDIC-09-453b
)
(INSURED STATE NONMEMBER BANK))
)

West Coast Bank, Lake Oswego, Oregon (“Bank”), having been advised of its right to a NOTICE OF CHARGES AND OF HEARING detailing the unsafe or unsound banking practices alleged to have been committed by the Bank and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1818(b)(1), and section 706.580(2) of the Oregon Revised Statutes, and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST (“CONSENT AGREEMENT”) with counsel for the Federal Deposit Insurance Corporation (“FDIC”), and with counsel for the Oregon Division of Finance and Corporate Securities (“DFCS”), dated                               , 2009, whereby solely for the purpose of this proceeding and without admitting or denying the alleged charges of unsafe or unsound banking practices and violations of law and/or regulations, the Bank consented to the issuance of an ORDER TO CEASE AND DESIST (“ORDER”) by the FDIC and the DFCS.

The FDIC and the DFCS considered the matter and determined that they had reason to believe that the Bank had engaged in unsafe or unsound banking practices.  The FDIC and the DFCS, therefore, accepted the CONSENT AGREEMENT and issued the following:

ORDER TO CEASE AND DESIST

IT IS HEREBY ORDERED, that the Bank, its institution-affiliated parties, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), and its successors and assigns, cease and desist from the following unsafe and unsound banking practices, as more fully set forth in the Joint FDIC and DFCS Report of Examination dated March 30, 2009 (“ROE”):

(a)                                  operating with management whose policies and practices are detrimental to the Bank;

(b)                                 operating with a board of directors which failed to provide adequate supervision over and direction to the active management of the Bank;

(c)                                  operating with inadequate capital in relation to the kind and quality of assets held by the Bank;

(d)                                 operating with a large volume of poor quality loans;

(e)                                  engaging in unsatisfactory lending and collection practices;

(f)                                    operating in such a manner as to produce operating losses;

(g)                                 operating with inadequate provisions for liquidity; and

(h)                                 operating in violation of Part 323 of the FDIC Rules and Regulations, 12 C.F.R. Part 323, concerning appraisals; and

(i)                                     operating in violation of Part 353 of the FDIC Rules and Regulations, 12 C.F.R. Part 353, concerning suspicious activity reporting.

IT IS FURTHER ORDERED, that the Bank, its institution-affiliated parties, and its successors and assigns, take affirmative action as follows:

1.                                       The Bank shall have and retain qualified management.

(a)                                  Each member of management shall have qualifications and experience commensurate with his or her duties and responsibilities at the Bank.  Each member of management shall be provided appropriate written authority from the Bank’s Board to implement the provisions of this ORDER.

(b)                                 The qualifications of management shall be assessed on its ability to:

(i)                                     comply with the requirements of this ORDER;

(ii)                                  operate the Bank in a safe and sound manner;

(iii)                               comply with applicable laws and regulations; and

(iv)                              restore all aspects of the Bank to a safe and sound condition, including asset quality, capital adequacy, earnings, management effectiveness, liquidity, and sensitivity to market risk.

(c)                                  During the life of this ORDER, the Bank shall notify the Regional Director of the FDIC’s San Francisco Regional Office (“Regional Director”) and the Administrator of the Oregon Division of Finance and Corporate Securities (“Administrator”) in writing when it proposes to add any individual to the Bank’s Board or employ any individual as a senior executive officer.  The notification must be received at least 30 days before such addition or employment is intended to become effective and should include a description of the background and experience of the individual or individuals to be added or employed.

(d)                                 Within 90 days after the effective date of this ORDER, the Bank’s Board shall obtain an independent study of the management and personnel structure of the Bank to determine whether additional personnel are needed for the safe and profitable operation of the Bank.  Such a study shall include, at a minimum, a review of the duties, responsibilities, qualifications, and compensation of the Bank’s executive officers.  The Bank shall formulate and a plan to implement the recommendations of the study.  The plan shall be acceptable to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

2.                                       During the life of this ORDER, the Board and management shall ensure that management reports are sufficient to provide the Board with timely and adequate information for making business decisions on the basis of fully informed and meaningful deliberation and that such reports address the deficiencies detailed in the ROE.

3.                                       No later than December 31, 2009 and during the life of this ORDER, the Bank shall maintain:

(a)                                  A Tier 1 capital to total assets leverage ratio (“leverage ratio”) at least equal to or greater than 10 percent and;

(b)                                 A ratio of qualifying total capital to risk-weighted assets (“total risk-based capital ratio”) at least equal to or greater than 12 percent.

(c)                                  The level of capital to be maintained during the life of this ORDER pursuant to Subparagraph 3(a) shall be in addition to a fully funded allowance for loan and lease losses, the adequacy of which shall be satisfactory to the Regional Director and the Adminstrator as determined at subsequent examinations and/or visitations.

(d)                                 Any increase in capital necessary to meet the requirements of Paragraph 3 of this ORDER may be accomplished by the following:

(i)                                     the sale of common stock; or

(ii)                                  the sale of noncumulative perpetual preferred stock; or

(iii)                               the direct contribution of cash by the Bank’s parent holding company; or

(iv)                              any other means acceptable to the Regional Director and the Administrator; or

(v)                                 any combination of the above means.

Any increase in capital necessary to meet the requirements of Paragraph 3 of this ORDER may not be accomplished through a deduction from the Bank’s allowance for loan and lease losses.

(e)                                  If all or part of the increase in capital required by Paragraph 3 of this ORDER is accomplished by the sale of new securities issued by the Bank, the Bank’s Board shall forthwith take all necessary steps to adopt and implement a plan for the sale of such additional securities, including the voting of any shares owned or proxies held or controlled by them in favor of the plan.  Should the implementation of the plan involve a public distribution of the Bank’s securities, the Bank shall prepare offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and the circumstances giving rise to the offering, and any other material disclosures necessary to comply with the Federal securities laws.  Prior to the implementation of the plan and, in any event, not less than 15 days prior to the dissemination of such materials, the plan and any materials used in the sale of the securities shall be submitted to the FDIC, Registration and Disclosure Unit, Washington, D.C. 20429 and the Administrator, for review.  Any changes requested to be made in the plan or materials by the FDIC shall be made prior to their dissemination.  If the increase in capital is provided by the sale of noncumulative perpetual preferred stock issued by the Bank, then all terms and conditions of the issue, including but not limited to those terms and conditions relative to interest rate and convertibility factor, shall be presented to the Regional Director and the Administrator for prior approval.

(f)                                    In complying with the provisions of Paragraph 3 of this ORDER, the Bank shall provide to any subscriber and/or purchaser of the Bank’s securities, a written notice of any planned or existing development or other changes which are materially different from the information reflected in any offering materials used in connection with the sale of Bank securities.  The written notice required by this paragraph shall be furnished within 10 days from the date such material development or change was planned or occurred, whichever is earlier, and shall be furnished to every subscriber and/or purchaser of the Bank’s securities who received or was tendered the information contained in the Bank’s original offering materials.

(g)                                 For the purposes of this ORDER, the terms “leverage ratio”, “Tier 1 capital” and “total risk-based capital ratio” shall have, the meanings ascribed to them in Part 325 of the FDIC’s Rules and Regulations, 12 C.F.R. §§ 325.2(m), 325.2(v) and 325.2(y).

4.                                       (a)                                  Within 30 days from the effective date of this ORDER, the Bank shall eliminate from its books, by charge-off or collection, all assets classified “Loss” in the ROE that have not been previously collected or charged off.  Elimination of these assets through proceeds of other loans made by the Bank is not considered collection for the purpose of this paragraph.

(b)                                 Within 90 days from the effective date of this ORDER, the Bank shall reduce all items classified “Substandard” in the ROE that have not been previously charged off to 90% or less of Tier 1 Capital plus the Bank’s Allowance for Loan and Lease Losses (“ALLL”).

(c)                                  Within 180 days from the effective date of this ORDER, the Bank shall reduce all items classified “Substandard” in the ROE that have not been previously charged off to 70% or less of Tier 1 Capital plus the ALLL.

(d)                                 Within 270 days from the effective date of this ORDER, the Bank shall reduce all items classified “Substandard” in the ROE that have not been previously charged off to 50% or less of Tier 1 Capital plus the ALLL.

(e)                                  The requirements of Subparagraphs 4(a) to 4(d) of this ORDER are not to be construed as standards for future operations and, in addition to the foregoing, the Bank shall reduce the total of all adversely classified assets.  Reduction of these assets through proceeds of other loans made to obligors on adversely classified assets held by the Bank is not considered collection for the purpose of this paragraph.  As used in Subparagraphs 4(b) to 4(e) the word “reduce” means:

(i)                                     to collect;

(ii)                                  to charge-off; or

(iii)                               to sufficiently improve the quality of assets adversely classified to warrant removing any adverse classification, as determined by the FDIC.

(f)                                    Within 60 days from the effective date of this ORDER, the Bank shall develop written asset disposition plans for each adversely classified asset greater than $750,000.  The plans shall be reviewed and approved by the Board and acceptable to the Regional Director and the Administrator as determined at subsequent examinations.

(g)                                 Within 60 days from the effective date of this ORDER, the Bank shall ensure that it has in place effective policies and procedures for the reduction and collection of delinquent loans.  The plan shall be acceptable to the Regional Director and the Administrator as determined at subsequent examinations.

5.                                       (a)                                  Beginning with the effective date of this ORDER, except with respect to unfunded loan commitments then in effect, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been charged off or classified, in whole or in part, “Loss” and is uncollected.  Subparagraph 5(a) of this ORDER shall not prohibit the Bank from renewing or extending the maturity of any credit in accordance with the Financial Accounting Standards Board Statement Number 15 (“FASB 15”).

(b)                                 Beginning with the effective date of this ORDER, except with respect to unfunded loan commitments then in effect, the Bank shall not extend, directly or indirectly, any additional credit to, or for the benefit of, any borrower who has a loan or other extension of credit from the Bank that has been classified, in whole or part, “Substandard” and/or “Doubtful” without the prior approval of a majority of the Bank’s Board or senior loan committee of the Bank.

(c)                                  The loan committee or Board shall not approve any extension of credit, or additional credit to a borrower in Paragraphs (b) above without first collecting in cash all past due interest.

(d)                                 Within 90 days from the effective date of this ORDER, the Bank shall correct all deficiencies detailed in the items listed as “Special Mention” in the ROE.

6.                                       Within 30 days from the effective date of this ORDER, the Bank shall strengthen the effectiveness of the internal loan review function to ensure timely and adequate internal loan reviews and ensure that all of the loan review deficiencies detailed in the ROE are corrected.

7.                                       (a)                                  Within 30 days from the effective date of this ORDER, the Bank shall revise its Concentration Policy to limit concentrations for Commercial Real Estate (“CRE”) and Acquisition, Development, and Construction (“ADC”) loans in order to comply with the following: (i) Interagency Guidelines for Real Estate Lending Policies, 12 C.F.R. Part 365, Appendix A; and (ii) Commercial Real Lending Joint Guidance, FIL-104-2006, dated December 12, 2006.   The Bank’s Concentration Policy and its implementation shall be acceptable to the Regional Director and Administrator as determined at subsequent examinations and/or visitations.

(b)                                 Within 30 days from the effective date of this ORDER, the Bank shall develop a written plan for systematically reducing the amount of CRE and ADC loans in compliance with the revised Concentration Policy required by this paragraph.  The Bank shall not make any new CRE or ADC loans unless:

(i)                                     the loans are in compliance with the written plan required by this subparagraph;

(ii)                                  the loans are in compliance with the provisions of paragraph 5 of this ORDER; and

(iii)                               the loans are approved by the Board or senior loan committee of the Bank.

The plan and its implementation shall be acceptable to the Regional Director and Administrator as determined at subsequent examinations and/or visitations.

8.                                       Within 90 days of the effective date of this ORDER, the Bank shall correct all credit data or collateral documentation exceptions, as more fully set forth in the ROE.

9.                                       Within 60 days of the effective date of this ORDER, the Bank shall develop and submit to the Regional Director and the Administrator a written three-year strategic plan.  Such plan shall include specific goals for the dollar volume of total loans, total investment securities, and total deposits as of December 31, 2009, December 31, 2010, December 31, 2011, and December 31, 2012.  For each time frame, the plan will also specify the anticipated average maturity and average yield on loans and securities; the average maturity and average cost of deposits; the level of earning assets as a percentage of total assets; and the ratio of net interest income to average earning assets.  The plan shall be in a form and manner acceptable to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.

10.                                 Within 60 days from the effective date of this ORDER, the Bank shall develop and implement a written profit plan.  The plan shall be in a form and manner acceptable to the Regional Director and the Administrator as determined at subsequent examination and/or visitations.

11.                                 (a)                                  Within 30 days from the effective date of this ORDER, the Bank shall eliminate and/or correct all violations of law, as more fully set forth in the ROE.  In addition, the Bank shall take all necessary steps to ensure future compliance with all applicable laws and regulations.

(b)                                 The Bank shall strengthen all aspects of its appraisal review processes to ensure compliance with Part 323 of the FDIC’s Rules and Regulations and the October 23, 2003, Financial Institution Letter entitled Independent Appraisal and Evaluation Functions (FIL-84-2003).

(c)                                  The Bank shall strengthen its Suspicious Activity Reporting to ensure compliance with Part 353 of the FDIC’s Rules and Regulations and ensure timely investigation of unusual or suspicious activity and filing of Suspicious Activity Reports.

12.                                 Beginning with the effective date of this ORDER, the Bank shall cease business activities with any brokers, appraisers, contractors, builders, realtors, architects, processors, former employees, or others individuals or companies identified as having been involved in or suspected of fraudulent activities, unless the Bank can show appropriate reasons, in relation to its potential risk exposure, for continuing such business or banking relationship(s).  Such reasons shall be acceptable to the Regional Director and the Administrator.

13.                                 Within 120 days from the effective date of this ORDER, the Bank shall provide training in suspicious activity detection and reporting to all employees, officers, and directors of the Bank; thereafter, such training shall be provided to employees every year.

14.                                 Within 60 days from the effective date of this ORDER, the Bank shall develop or revise, adopt, and implement a written liquidity and funds management policy.  Such policy shall require the Bank to maintain a minimum Primary Liquidity Ratio of 15 percent and a plan for achieving and maintaining the minimum Primary Liquidity Ratio.  In addition, the policy shall include specific provisions to limit the Bank’s Net Non-Core Funding Dependency Ratio to not more than 25 percent and a plan for achieving and maintaining the Net Non-Core Funding Dependency Ratio.  The liquidity and funds management policy shall be in a form and manner acceptable to the Regional Director and the Administrator as determined at subsequent examinations and/or visitations.  For purposes of this ORDER, the term “Primary Liquidity Ratio” shall mean the amount equal to the sum of net cash, short-term, and marketable assets divided by the sum of net deposits and short-term liabilities.  The term “Net Non-Core Funding Dependency Ratio” is as defined in the Uniform Bank Performance Report.

15.                                 The Bank shall not pay cash dividends without the prior written consent of the Regional Director and the Administrator.

16.                                 (a)                                  During the life of this ORDER, the Bank shall not solicit, accept, renew, or roll over brokered deposits unless it has applied for and been granted a waiver of this prohibition by the FDIC in accordance with the provisions of section 337.6 of the FDIC’s Rules and Regulations, 12 C.F.R.  §337.6.  In addition, the bank shall comply with the interest rate restrictions under section 337.6 of the FDIC’s Rules and Regulations, 12 C.F.R. § 337.6.

(b)                                 For purposes of this ORDER, brokered deposits are defined as described in section 337.6(a)(2) of the FDIC’s Rules and Regulations, 12 C.F.R. §337.6(a)(2).

17.                                 Within 30 days of the end of the first quarter, following the effective date of this ORDER, and within 30 days of the end of each quarter thereafter, the Bank shall furnish written progress reports to the Regional Director and the Administrator detailing the form and manner of any actions taken to secure compliance with this ORDER and the results thereof.  Such reports shall include a copy of the Bank’s Report of Condition and the Bank’s Report of Income.  Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director and the Administrator have released the Bank in writing from making further reports.

18.                                 Following the effective date of this ORDER, the Bank shall either send a copy of this ORDER to its shareholder West Coast Bancorp or otherwise furnish a description of this ORDER in conjunction with the next board meeting of West Coast Bancorp, in which case such description shall fully describe the ORDER in all material respects.  The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting and Securities Section, Washington, D.C. 20429, at least 15 days prior to dissemination to shareholders.  Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice, or statement.

This ORDER will become effective upon its issuance by the FDIC and the DFCS.  The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the FDIC and the DFCS.

Pursuant to delegated authority.

Dated at San Francisco, California, this 22 day of October, 2009.

/s/ J. George Doerr	/s/ David C. Tatman
J. George Doerr	David C. Tatman
Deputy Regional Director	Administrator
Risk Management	Oregon Division of Finance and Corporate Securities
Division of Supervision and Consumer Protection
San Francisco Region
Federal Deposit Insurance Corporation